UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  October 15, 2011

ATWOOD OCEANICS, INC.
(Exact name of registrant as specified in its charter)

TEXAS
(State or other jurisdiction of incorporation or organization)

COMMISSION FILE NUMBER 1-13167

Internal Revenue Service – Employer Identification No. 74-1611874

15835 Park Ten Place Drive
Houston, Texas, 77084
(Address of Principal Executive Offices)

(281) 749-7800
(Registrant’s Telephone Number,
Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On October 15, 2011, Alpha Eagle Company (“AEC”), a wholly-owned subsidiary of Atwood Oceanics, Inc. (the “Company”), entered into a turnkey construction contract (the “Contract”) with Daewoo Shipbuilding and Marine Engineering Co., Ltd. (“DSME”) to construct an ultra-deepwater drillship to be named the Atwood Achiever, at the DSME yard in South Korea.  The Atwood Achiever is expected to be delivered by June 30, 2014 at a total cost, including project management, drilling and handling tools and spares, of approximately $600 million, with a down payment at contract execution and the balance due upon delivery.  Financing for the construction of the Atwood Achiever is expected to be provided from a combination of available cash, cash flows from operations and borrowings, as necessary, from the current senior credit facility of Atwood Offshore Worldwide Limited, a wholly-owned subsidiary of the Company.  The Company will consider whether any additional financing may be necessary in connection with this additional fleet expansion.  Upon delivery, the Atwood Achiever will become the sixteenth mobile offshore drilling unit owned by the Company.

The Atwood Achiever will be identical to the previously ordered Atwood Advantage and will be a DP-3 dynamically-positioned, dual derrick ultra deepwater drillship rated to operate in water depths up to 12,000 feet and drill to a depth of 40,000 feet. The Atwood Achiever will also have enhanced technical capabilities, including a 7-ram blowout preventer, three 100 ton knuckle boom cranes, a 165 ton active heave “tree-running” knuckle boom crane,  and 200 person accommodations.

This order comprises the execution of the first option retained by the Company.  The Company also secured modifications to the one remaining priced option to construct an additional ultra-deepwater drillship, which requires commitment by July 31, 2012.  The Company has made no determination at this time on whether the option will be exercised.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 15, 2011, the Company’s wholly-owned subsidiary, AEC, entered into an agreement more specifically described in Item 1.01 in this Current Report on Form 8-K, which description is incorporated by reference in this Item 2.03.

Item 7.01                      Regulation FD Disclaimer

On October 18, 2011, the Company issued a press release announcing the entry into of the Contract. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section and such information, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Exchange Act of the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits

99.1           Press Release dated October 18, 2011

Statements contained in this Report, including, but not limited to, information regarding our estimated vessel delivery and estimated total cost, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements reflect management's reasonable judgment with respect to future events.  Forward-looking statements are subject to numerous risks, uncertainties and assumptions and actual results could differ materially from those anticipated as a result of various factors including: uncertainties related to the level of activity in offshore oil and gas exploration and development; oil and gas prices; competition and market conditions in the contract drilling industry; shipyard delays and the risks inherent in the construction of a rig; delays in the commencement of operations of a rig following delivery; our ability to enter into and the terms of future contacts; possible cancelation or suspension of drilling contracts; the availability of qualified personnel; labor relations; operating hazards and risks;   terrorism and political and other uncertainties inherent in foreign operations (including risk of war, civil disturbances, seizure or damage to equipment and exchange and currency fluctuations);  the impact of governmental and industry laws and regulations; and environmental matters.  These factors and others are described and discussed  in our most recently filed annual report on Form 10-K , in our Forms 10-Q for subsequent periods and in our other filings with the Securities and Exchange Commission which are available on the SEC’s website at www.sec.gov.  All information in this Report is as of the date indicated above and is subject to change without notice.  You should not place undue reliance on forward-looking statements.  Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no duty to update the content of this Report or any forward-looking statement contained herein to conform the statement to actual results or to reflect changes in our expectations.

EXHIBIT INDEX

EXHIBIT NO.                                        DESCRIPTION

99.1                                Press Release dated October 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC
(Registrant)

/s/ Mark L. Mey Mark L. Mey Senior Vice President

DATE: October 18, 2011